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                                                                 EXHIBIT 11.1
GALAGEN INC.

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (LOSS)

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
                                                           FOR THE YEAR ENDED DECEMBER 31
                                                    ------------------------------------------
                                                        1998           1997           1996
                                                    ------------   -----------   -------------
BASIC LOSS PER SHARE:

Weighted average shares outstanding                   8,067,564      7,184,722      6,604,902
                                                    ------------   -----------   -------------
                                                    ------------   -----------   -------------
Net loss applicable to common stockholders          $(4,520,229)   $(5,635,134)  $(14,783,591)
                                                    ------------   -----------   -------------
                                                    ------------   -----------   -------------
Basic net loss per share applicable to common
  stockholders                                            $(.56)         $(.78)        $(2.24)
                                                    ------------   -----------   -------------
                                                    ------------   -----------   -------------

DILUTED LOSS PER SHARE:

Weighted average shares outstanding                   8,067,564      7,184,722      6,604,902
Dilutive potential common shares                              -              -              -
                                                    ------------   -----------   -------------
Total                                                 8,067,564      7,184,722      6,604,902
                                                    ------------   -----------   -------------
                                                    ------------   -----------   -------------
Net loss applicable to common stockholders          $(4,520,229)   $(5,635,134)  $(14,783,591)
                                                    ------------   -----------   -------------
                                                    ------------   -----------   -------------
Diluted net loss per share applicable to common
  stockholders                                            $(.56)         $(.78)        $(2.24)
                                                    ------------   -----------   -------------
                                                    ------------   -----------   -------------
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